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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Post Effective Amendment No. 2 to the Registration Statement (Form S-3 No. 33-52023) and related Prospectus of Fruit of the Loom, Ltd. for the registration of 5,229,421 shares of Class A Common Stock and the incorporation by reference therein of our report dated February 12, 1998, with respect to the consolidated financial statements and schedules of Fruit of the Loom, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 1997, and our report dated February 9, 1998 with respect to the balance sheet of Fruit of the Loom, Ltd., included in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-46007) of Fruit of the Loom, Ltd., both filed with the Securities and Exchange Commission.


                                               /s/ Ernst & Young LLP


Chicago, Illinois
March 3, 1999